Exhibit 99


July 5, 2001


Reconditioned Systems, Inc.
444 West Fairmont
Tempe, AZ 85282



We consent to the use in your form 10KSB of our report dated July 3, 2001 relating to the March 31, 2001 audited financial statements of Reconditioned Systems, Inc.



/s/ Moffitt & Company, P.C.

Moffitt & Company, P.C.
Scottsdale, Arizona